EXHIBIT 99.3

                      Cendant to Acquire Trendwest Resorts

     Acquisition of Leading Vacation Ownership Company Significantly Expands
            Cendant's Product Offering and Presence in the Timeshare
                                    Industry

Transaction Expected to be Immediately Accretive to Cendant's Earnings Per Share

New York, NY and Redmond, WA April 1, 2002-- Cendant Corporation (NYSE: CD) and Trendwest Resorts, Inc. (Nasdaq: TWRI) today announced that they have signed a definitive merger agreement for Cendant to acquire all of the outstanding common stock of Trendwest through a tax-free exchange of Cendant common stock. Cendant also entered into a definitive stock purchase agreement to acquire approximately 90% of the outstanding shares of Trendwest from JELD-WEN and certain stockholders. JELD-WEN owns approximately 81% of Trendwest. Cendant will issue approximately 48.3 million shares and assume approximately $74 million of Trendwest net debt, which will be repaid.

Trendwest, through WorldMark, the Club and WorldMark South Pacific Club, markets, sells, and finances vacation ownership interests. The acquisition will provide Cendant's timeshare operations with a second national brand and will accelerate geographic diversification. Cendant's existing timeshare operations, Fairfield Resorts and Equivest, are principally located in the eastern United States; Trendwest's 48 properties are located primarily in the western United States, British Columbia, Mexico, Hawaii and the South Pacific.

Furthermore, the Trendwest acquisition provides additional diversity to Cendant's timeshare product offering. With approximately 150,000 timeshare owners, Trendwest was one of the first major timeshare companies to create and implement an innovative and highly flexible points-based system of ownership.

Like Fairfield, Trendwest utilizes direct marketing to identify prospects, enabling Cendant to use its proprietary database, which should lead to more cost effective marketing and provide even greater earnings opportunity. Trendwest has a history of consistent growth. Since 1997, revenues and pre-tax net income have grown at a compounded annual growth rate of 33% and 28%, respectively. In addition, Trendwest and Cendant have identified about $15 million annually in achievable synergies. Cendant expects that the acquisition of Trendwest will be immediately accretive. Accordingly, Cendant will increase its forecast for 2002 by $0.01 upon the closing of the transaction. Trendwest is expected to add approximately $0.02 in 2003 to adjusted earnings per share.

Bill Peare, president and CEO of Trendwest, stated: "The management at Trendwest is excited about the new ownership because it significantly enhances our market presence with our current and potential customers. Some of the benefits of this relationship include access to new distribution channels and customers and the availability of new financial resources to support our aggressive growth strategy."

Peare continued, "It is clear that Cendant recognizes the value of Trendwest, with its strong brand image, flexible points-based system and the quality products that fulfill the vacationing needs of today's traveler. Management of both Trendwest and Cendant recognize the contributions that the Trendwest employees have made in building Trendwest into the great company that it is today."

Stephen  P.  Holmes,   chairman  of  Cendant's  Hospitality  Division,   stated:
"Trendwest is known throughout the timeshare industry for its experienced and skillful management team, strong earnings and sales growth and flexible, points-based system. Furthermore, Trendwest geographically expands our footprint in the vacation ownership business by giving us a strong presence in the western United States and Asia/Pacific regions. We plan to maximize growth by maintaining both Fairfield and Trendwest brands. Finally, in addition to the market, distribution and product advantages Trendwest brings to Cendant, we also expect there to be considerable benefits achieved by incorporating the best demonstrated practices of both Fairfield and Trendwest."

Under the terms of the agreements  Trendwest  stockholders  will receive between
1.297 and 1.486 shares of Cendant common stock per Trendwest share through a tax-free exchange of Cendant common stock. The number of Cendant shares to be issued will fluctuate from 1.486 Cendant shares per Trendwest share if the average price per Cendant share is equal to or less than $16.15 during the measurement period to 1.297 Cendant shares per Trendwest share if the average price per Cendant share is equal to or greater than $18.50 during the measurement period. Therefore, the total number of Cendant shares to be issued will be between 55.4 million and 48.3 million. If the average price per Cendant share during the measurement period is below or above the collar, the value of the transaction will be less or greater than $24.00 per common share of Trendwest.

The transaction will be consummated in two steps. The first step of the transaction, which is the purchase of 90% of the outstanding shares from JELD-WEN and certain other stockholders, is expected to close no later than May 1, 2002, if all customary regulatory and closing conditions have been satisfied. The second step of the transaction, which is the purchase of the remaining 10% of the outstanding shares (which will have an exchange ratio no less than the ratio in the first step), will close upon the effectiveness of the registration statement on Form S-4 relating to the issuance of Cendant stock to such holders.

For purposes of determining the exchange ratio relating to the issuance of Cendant stock to the public stockholders of Trendwest in the second step, the exchange ratio will be based on the lesser of (1) the average Cendant stock price for the 10 trading days preceding the second trading day prior to the effectiveness of the registration statement on Form S-4 or (2) the average Cendant stock price for the 10 trading days preceding the second trading day prior to the purchase of 90% of Trendwest shares.

If the average Cendant stock price per share is at or below $13.50 over a 10-day trading period preceding the second trading day prior to the purchase of the Trendwest stock in the first step of the transaction, JELD-WEN will have a right to terminate the transaction.

Banc of America Securities acted as the exclusive financial advisor to the Board of Directors of Trendwest. UBS Warburg acted as a financial advisor to Cendant.

Cendant will host a conference call to discuss its acquisition of Trendwest on Monday, April 1, 2002 at 11:00 a.m. (EST). Individuals dialing into the conference call at (913) 981-4900 are encouraged to do so beginning at 10:45 a.m. (EST) as the call will begin promptly at 11:00 a.m. The conference call will also be available through a live Webcast at www.cendant.com. To access the call online, go to the Investor Center portion of www.cendant.com prior to the call to install the necessary audio software. A replay of the call will be available from 1:00 p.m. (EST) on Monday, April 1, 2002 until 7:00 p.m. (EST) on Sunday, April 7, 2002. The replay phone number and access code are (719) 457-0820 and 551093, respectively.

Trendwest will host a conference call to discuss its acquisition by Cendant on April 1, 2002, at 9 AM, PST. To access the call, investors should dial (800) 664-1539 (US/Canada) or (706) 643-0970 (International). The conference call will also be available through a live Webcast at www.trendwest.com. A replay of the call will be available on the Company's website through April 30, 2002, or by dialing (800) 642-1687 (US/Canada) or (706) 645-9291 (International) - access code is 3717202 - through April 4, 2002.


About Cendant

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 60,000 employees, New York City-based Cendant provides these services to business and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at http://www.cendant.com or by calling 877-4-INFOCD (877-446-3623).

About Trendwest

Trendwest Resorts, Inc., headquartered in Redmond, Washington, is a leader in the timeshare industry. Through its exclusive relationships with WorldMark, the Club, and WorldMark South Pacific Club, Trendwest provides a flexible vacation ownership system, based on use of Vacation Credits. At December 31, 2001,
Trendwest had 45 sales offices, and approximately 150,000 WorldMark and WorldMark South Pacific owners enjoyed over 2,780 condominium units at 48 resort locations in the United States, British Columbia, Mexico, Fiji and Australia. For more information visit Trendwest and WorldMark at www.trendwestresorts.com, and www.worldmarktheclub.com.

Statements about future results made in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Each of Cendant and Trendwest cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant's Form 10-K for the year ended December 31, 2001 and Trendwest's Form 10-K for its year ended December 31, 2001. In addition, such forward looking statements are based upon many estimates and are inherently subject to significant economic and competitive uncertainties and contingencies, including the uncertainty regarding consummating any possible acquisition of Trendwest International, Inc., many of which are beyond the control of management of Cendant, Trendwest and their affiliates. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such statements herein should not be regarded as a representation by Cendant, Trendwest or their affiliates that the statements will prove to be correct.

This press release is being filed pursuant to Rule 425 under the Securities Act of 1933 and is deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934.

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
Cendant Media Contact:                                    Cendant Investor Contacts:
Elliot Bloom, SVP Corp. Communications                    Sam Levenson, SVP Corp. and Investor Relations
212-413-1832                                              212-413-1834

Trendwest Media Contact:                                  Trendwest Investor Contact:
Ric Rosa                                                  Tim O'Neil, Chief Financial Officer
1-800-691-7259                                            425-498-2561, or
email: media@trendwestresorts.com
                                                          Rick Rinaldo
                                                          425-498-2564
                                                          email: investorrelations@trendwestresorts.com



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